UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

(Exact name of obligor as specified in its charter)

MAXCOM TELECOMMUNICATIONS, INC.

(Translation of Applicant’s name into English)

SEE TABLE OF ADDITIONAL CO-APPLICANTS

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

C. Guillermo González Camarena No. 2000
Col. Centro de Ciudad Santa Fe
Mexico, D.F.	01210
(Address of principal executive offices)	(Zip Code)

Step-Up Notes due 2020

(Title of the Indenture securities)

ADDITIONAL CO-APPLICANTS

Name	Form of Organization	Jurisdiction

Maxcom Telecomunicaciones, S.A.B. de C.V.	Limited Liability Public Stock Corporation	Mexico

Maxcom Servicios Administrativos, S.A. de C.V.	Corporation	Mexico

Outsourcing Operadora de Personal, S.A. de C.V.	Corporation	Mexico

TECBTC Estrategias de Promocion, S.A. de C.V.	Corporation	Mexico

Corporativo en Telecomunicaciones, S.A. de C.V.	Corporation	Mexico

Maxcom SF, S.A. de C.V.	Corporation	Mexico

Maxcom TV, S.A. de C.V.	Corporation	Mexico

Maxcom USA, Inc.	Corporation	Delaware

Telereunion, S.A. de C.V.	Corporation	Mexico

Telscape de Mexico, S.A. de C.V.	Corporation	Mexico

Sierra Comunicaciones Globales, S.A. de C.V.	Corporation	Mexico

Servicios MSF, S.A. de C.V.	Corporation	Mexico

Sierra USA Communications, Inc.	Corporation	Delaware

Asesores Telcoop, S.A. de C.V.	Corporation	Mexico

Celmax Movil, S.A. de C.V	Corporation	Mexico

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of December 31, 2012. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 2nd day of July, 2013.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ CAROL NG
CAROL NG
VICE PRESIDENT

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS

Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page 16 of 71
RC-2

Equity Capital

Bank Equity Captal

	RCFD	Tril | Bil | Mil | Thou	
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	594,000	25
26. a. Retained earnings	3632	5,899,000	26.a
b. Accumulated other comprehensive income (5)	B530	36,000	26.b
c. Other equity capital components (6)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,656,000	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	248,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	8,904,000	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	56,397,000	29

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2011	6724	N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	MM / DD	
2. Bank's fiscal year-end date	8678	N/A	M.2

(5) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.